UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 18, 2007

SCM Microsystems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Oskar-Messter-Str. 13, Ismaning, Germany,		85737
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	+49 89 95 95 5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2007, SCM Microsystems, Inc. ("SCM") and its wholly-owned subsidiary SCM Microsystems GmbH ("SCM GmbH" and, together with SCM and their subsidiaries, the "Company") entered into a resignation and severance agreement with Robert Schneider, chief executive officer of SCM (the "Resignation Agreement"). Under the terms of the Resignation Agreement, effective June 30, 2007 (the "Termination Date"), Mr. Schneider will resign from all of his positions with the Company, including chief executive officer and director of SCM and managing director of SCM GmbH, and terminate his employment with the Company.

Following the Termination Date, Mr. Schneider will be entitled to receive monthly payments equal to his current gross monthly salary of EUR 29,166.67 for a period of thirty (30) months (the "Compensation Period"), for a total amount of EUR 875,000, or approximately US$1,183,087.50 based on an average exchange rate for June 2007 of 1 Euro = US$1.3521. Mr. Schneider will also be entitled to receive a bonus for the period of fiscal 2007 prior to the Termination Date, the amount of which shall be determined by the Board of Directors of SCM or the Compensation Committee of the Board, and shall be paid in accordance with the Company’s executive bonus plan dated April 12, 2007. No bonus will be payable for any period after the Termination Date.

All of Mr. Schneider’s outstanding unvested stock options will continue to vest, in accordance with their respective vesting schedules, through December 31, 2007, and all vested and outstanding stock options will be exercisable until March 31, 2008, at which time they will expire and be canceled.

Mr. Schneider will be subject to various non-compete covenants for a period of up to twenty (20) months after the Termination Date, including covenants contained in the Resignation Agreement and the Restrictive Covenant Agreement between Mr. Schneider and Kudelski S.A. dated April 5, 2006.

In accordance with applicable law, Mr. Schneider may revoke the Resignation Agreement at any time during the seven days following the execution of the Resignation Agreement.

On June 18, 2007, SCM GmbH and Mr. Schneider also entered into a consulting agreement (the "Consulting Agreement") under which Mr. Schneider will furnish SCM GmbH with various consulting services from time to time, as may be requested by SCM GmbH. The Consulting Agreement has an initial one year term, commencing on July 7, 2007, and continues on a month to month basis thereafter. The Consulting Agreement may be terminated by either party upon 30 days notice. Mr. Schneider will be entitled to receive fees for any consulting services rendered under the Consulting Agreement in the amount of EUR 1,500 per eight-hour day plus reimbursement of any necessary and reasonable expenses.

A copy of the press release containing the announcement of Mr. Schneider’s resignation from the Company and the appointment of Mr. Rohaly as interim Chief Executive Officer of the Company is found in Exhibit 99.1 hereto, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

A copy of the Resignation and Severance Agreement between Robert Schneider and SCM dated June 18, 2007 is found in Exhibit 10.1 hereto, which is incorporated herein by reference.

A copy of the Consulting Agreement between Robert Schneider and SCM dated June 18, 2007 is found in Exhibit 10.2 hereto, which is incorporated herein by reference.

A copy of the press release containing the announcement of Mr. Schneider’s resignation from the Company and the appointment of Mr. Rohaly as interim Chief Executive Officer of the Company is found in Exhibit 99.1 hereto, which is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCM Microsystems, Inc.

June 19, 2007	By:	/s/ Stephan Rohaly

Name: Stephan Rohaly
Title: Chief Financial Officer and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Resignation and Severance Agreement between Robert Schneider and SCM dated June 18, 2007
10.2	Consulting Agreement between Robert Schneider and SCM dated June 18, 2007
99.1	Press Release entitled "SCM Microsystems Announces Departure of CEO" dated June 19, 2007